 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-12690 (Commission File Number)	22-1890929 (IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01

Entry Into a Material Definitive Agreement

On September 16, 2024, UMH Properties, Inc. (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with BMO Capital Markets Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, B. Riley Securities, Inc., Compass Point Research & Trading, LLC, and Janney Montgomery Scott LLC, as distribution agents (the “Distribution Agents”) under which the Company may offer and sell shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), having an aggregate sales price of up to $150,000,000 from time to time through the Distribution Agents, as agents or principals. Sales of the shares of Common Stock under the Distribution Agreement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the New York Stock Exchange (the “NYSE”) or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Distribution Agents are not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Distribution Agents and the Company. Upon entry into the Distribution Agreement, the Company terminated its prior “at the market” offering of our Common Stock. At the time of such termination, approximately $4,905,518 remained unsold under such prior offering.

The Company intends to use the net proceeds from sales of shares of Common Stock under the Distribution Agreement for working capital and general corporate purposes, which may include purchase of manufactured homes for sale or lease to customers, expansion of the Company’s existing communities, potential acquisitions of additional properties, and possible repayment of indebtedness on a short-term basis, including amounts borrowed under the Company’s revolving credit facility.

The Distribution Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Distribution Agents against certain specified liabilities. The Company will pay each Distribution Agent a commission at a mutually agreed rate of up to 2% of the gross sale proceeds from sales of shares of Common Stock under the Distribution Agreement. The offering of Common Stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Distribution Agreement or (ii) the termination of the Distribution Agreement by the Distribution Agents or the Company in accordance with the terms of the Distribution Agreement.

The shares of Common Stock sold under the Distribution Agreement are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-272051), filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2023 and declared effective on May 18, 2023 (the “Registration Statement”), and will be sold and issued pursuant to the Company’s prospectus dated May 18, 2023 included in the Registration Statement and the related prospectus supplement, dated September 16, 2024 (the “Prospectus Supplement”). The Common Stock is described in the Company’s Registration Statement and the Prospectus Supplement. The Common Stock is listed on the NYSE, under the symbol “UMH.” The Common Stock is also listed on the Tel Aviv Stock Exchange.

The foregoing summary of the Distribution Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such agreement attached hereto. A copy of the Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. In connection with the filing of the Distribution Agreement, the Company is filing as Exhibit 5.1 the opinion of its Maryland counsel, Womble Bond Dickinson (US) LLP.

Item 3.03

Material Modifications to Rights of Security Holders

Increase in Authorized Shares

On September 13, 2024, the Company filed with the State Department of Assessments and Taxation of the State of Maryland an amendment (the “Articles of Amendment”) to the Articles of Incorporation of the Company to increase the Company’s authorized shares of Common Stock, by 10,000,000 shares. Pursuant to the terms of the Articles of Amendment, the increase in the authorized Common Stock became effective at 10:00 a.m., Eastern time, on September 16, 2024.  As a result of this amendment, the Company’s total authorized shares were increased from 170,413,800 shares prior to the effective time of the Articles of Amendment (classified as 153,713,800 shares of Common Stock, 13,700,000 shares of  6.375% Series D Cumulative Redeemable Preferred Stock, par value $0.10 per share (“Series D Preferred Stock”), and 3,000,000 shares of excess stock, par value $0.10 per share (“Excess Stock”)), to 180,413,800 shares after the effective time of the Articles of Amendment (classified as 163,713,800 shares of Common Stock, 13,700,000 shares of Series D Preferred Stock, and 3,000,000 shares of Excess Stock).  The foregoing description of the Articles of Amendment is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above with respect to the Articles of Amendment is incorporated in this Item 5.03 in its entirety.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Equity Distribution Agreement, dated September 16, 2024 among UMH Properties, Inc. and BMO Capital Markets Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, B. Riley Securities, Inc., Compass Point Research & Trading, LLC, and Janney Montgomery Scott LLC, as distribution agents.

3.1	Articles of Amendment to Charter.

5.1	Opinion of Womble Bond Dickinson (US) LLP.

23.1	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2024	UMH PROPERTIES, INC.
	By:	/s/ Anna T. Chew
		Name:	Anna T. Chew
		Title:	Executive Vice President and Chief Financial Officer